SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2016

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Ste. 270

Rockville, MD 20850

  (Address of principal executive offices and zip code)

617 Detroit Street, Ste. 100

Ann Arbor, MI 48104

  (Mailing Address and zip code)

Registrant’s telephone number, including area code: (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On February 1, 2016, Synthetic Biologics, Inc.’s subsidiary, Putney Drug, Inc., f/k/a General Fiber, Inc.(“Putney Drug) provided written notice to The Regents of the University of California (the “Regents”) that it was terminating its (i) License Agreement with The Regents, dated as of July 11, 2005, as amended on November 8, 2005, January 3, 2007, August 29, 2007, December 31, 2012, July 25, 2014 and July 8, 2015 (collectively, the “License Agreement”) and (ii) Clinical Trial Agreement with The Regents, dated April 29, 2010, as amended July 8, 2015 (collectively, the “CTA”). Pursuant to the terms of the License Agreement, Putney Drug, had licensed from The Regents issued method of treatment patents in the U.S. for multiple sclerosis therapy with Trimesta and Trimesta combination therapies. Based upon the independent third party analysis of the investigator-sponsored Phase 2 clinical trial that evaluated Trimesta as a treatment for relapsing-remitting multiple sclerosis in women, it was determined that the License Agreement and the CTA should be terminated. In accordance with the termination provisions of the License Agreement and the CTA, the terminations will be effective May 2, 2016.

A copy of the press release issued by the Company regarding this matter is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Press Release issued February 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BIOLOGICS, INC.

Date: February 2, 2016	By:	/s/ Steven A. Shallcross
Name: Steven A. Shallcross
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued February 2, 2016